UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – August 28, 2015

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(214) 486-2000

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Oncor Electric Delivery Company LLC (“Oncor”) is indirectly majority owned by Energy Future Holdings Corp. (“EFH Corp.”). On August 9, 2015, EFH Corp. and Energy Future Intermediate Holding Company LLC (“EFIH”), entered into a Purchase Agreement and Agreement and Plan of Merger (the “Merger and Purchase Agreement”) with two acquisition entities, Ovation Acquisition I, L.L.C. and Ovation Acquisition II, L.L.C. (collectively, the “Purchasers”), which are controlled by an investor group consisting of certain unsecured creditors of Texas Competitive Electric Holdings Company LLC (“TCEH”), an affiliate of Hunt Consolidated, Inc. (“Hunt”) and certain other investors designated by Hunt to acquire (the “EFH Acquisition”) reorganized EFH Corp. (“Reorganized EFH”). The Merger and Purchase Agreement has been submitted for approval by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) as part of the bankruptcy proceedings involving EFH Corp. and the substantial majority of its direct and indirect subsidiaries, including EFIH and TCEH, but excluding Oncor and Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”). Oncor Holdings, which is wholly owned by EFIH, owns 80.03% of Oncor’s outstanding equity interests. EFH Corp.’s and EFIH’s respective obligations under the Merger and Purchase Agreement are subject in all respects to the prior approval of the Bankruptcy Court. Upon the terms and conditions of the Merger and Purchase Agreement, among other things, the Purchasers will acquire, pursuant to the EFH Acquisition, direct or indirect equity interests in Reorganized EFH and EFIH that indirectly represent all of the outstanding equity interests in Oncor Holdings and at least 80.03% of the outstanding equity interests in Oncor (together with Oncor Holdings and their respective subsidiaries, the “Oncor Entities”).

The Merger and Purchase Agreement, together with certain related documentation, including the third amended joint plan of reorganization of EFH Corp. and the other debtors and the related amended disclosure statement, were filed with the Securities and Exchange Commission (the “SEC”) on August 10, 2015 and are available on the SEC’s public website, www.sec.gov, with EFH Corp’s filings (file number 1-12833).

Item 8.01	OTHER EVENTS.

On August 28, 2015, at the request of and with the consent of EFIH, Oncor Holdings and Oncor entered into a letter agreement (the “Letter Agreement”) with the Purchasers. The Letter Agreement sets forth certain rights and obligations of the Oncor Entities and the Purchasers to cooperate in the manner set forth therein with respect to initial steps to be taken in connection with the EFH Acquisition and the other transactions described in the Merger and Purchase Agreement.

The Letter Agreement is not intended to give either Purchaser, directly or indirectly, the right to control or direct the operations of any Oncor Entity prior to the receipt of all approvals required by the Bankruptcy Court, the Public Utility Commission of Texas and other governmental entities and the consummation of the EFH Acquisition and related transactions (if and when such transactions are consummated). In addition, Oncor Holdings and Oncor have not endorsed or approved any restructuring involving Oncor Holdings or Oncor or any other transaction proposed by the Purchasers involving Oncor Holdings or Oncor, and the parties acknowledge that further action will be required by Oncor Holdings and Oncor in order for any such restructuring or other transaction to be completed.

The foregoing discussion of the terms of the Letter Agreement is qualified in its entirety by reference to the full text thereof included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Letter Agreement, dated August 28, 2015, by and among Ovation Acquisition I, L.L.C., Ovation Acquisition II, L.L.C., Oncor Electric Delivery Holdings Company LLC and Oncor Electric Delivery Company LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

/s/ John M. Casey
Name:	John M. Casey
Title:	Vice President - Treasurer

Dated: August 31, 2015

EXHIBIT INDEX

Index Number	Description

99.1	Letter Agreement, dated August 28, 2015, by and among Ovation Acquisition I, L.L.C., Ovation Acquisition II, L.L.C., Oncor Electric Delivery Holdings Company LLC and Oncor Electric Delivery Company LLC.